Exhibit 99.1

WEBSTER REPORTS
FOURTH QUARTER 2025 EPS OF $1.55; ADJUSTED EPS OF $1.59
STAMFORD, Conn., January 23, 2026 - Webster Financial Corporation (“Webster”) (NYSE: WBS), the holding company for Webster Bank, N.A., today announced net income applicable to common stockholders of $248.7 million, or $1.55 per diluted share, for the quarter ended December 31, 2025, compared to $171.8 million, or $1.01 per diluted share, for the quarter ended December 31, 2024.
Fourth quarter 2025 results include gains on debt redemption, a charitable contribution to the Webster Foundation, asset disposal and contact termination costs, acquisition expenses, and a benefit related to the FDIC special assessment. Excluding these items, adjusted earnings per diluted share would have been $1.591 for the quarter ended December 31, 2025, compared to $1.431 for the quarter ended December 31, 2024.
“Webster continued to excel from a fundamental perspective in the fourth quarter, and we enter 2026 from a position of strength,” said John R. Ciulla, chairman and chief executive officer. “It was appropriate that Webster produced record EPS and tangible book value per share in the year of its 90th anniversary.”
Highlights for the fourth quarter of 2025:
•Revenue of $746.2 million.
•Period end loans and leases balance of $56.6 billion, up $1.5 billion, or 2.8 percent from prior quarter.
•Period end deposits balance of $68.8 billion, up $0.6 billion, or 0.9 percent, from prior quarter.
•Provision for credit losses of $42.0 million.
•Return on average assets of 1.23 percent.
•Return on average tangible common equity of 17.10 percent1.
•Net interest margin of 3.35 percent, down 5 basis points from prior quarter.
•Common equity tier 1 ratio of 11.22 percent2.
•Efficiency ratio of 46.95 percent1.
•Tangible common equity ratio of 7.42 percent1.
•Repurchased 3.6 million shares under Webster’s share repurchase program.
“Our solid operating foundation enables Webster to maintain strong profitability while building scale,” said Neal Holland, senior executive vice president and chief financial officer. “We continue to invest in businesses and capabilities that enhance Webster’s strategic capabilities.”

1 See “Non-GAAP to GAAP Reconciliations” section beginning on page 19.
2 Presented as preliminary for December 31, 2025.

Consolidated financial performance:
Quarterly net interest income compared to the fourth quarter of 2024:
•Net interest income was $632.9 million, compared to $608.5 million.
•Net interest margin1 was 3.35 percent, compared to 3.44 percent. The yield on interest-earning assets decreased by 22 basis points, and the cost of deposits and interest-bearing liabilities decreased by 16 basis points.
•Average interest-earning assets totaled $76.7 billion, an increase of $4.8 billion, or 6.7 percent.
•Average loans and leases totaled $55.9 billion, an increase of $3.7 billion, or 7.0 percent.
•Average deposits totaled $68.5 billion, an increase of $3.7 billion, or 5.6 percent.
Quarterly provision for credit losses:
•The provision for credit losses was $42.0 million, compared to $44.0 million in the prior quarter, and $63.5 million a year ago.
•Net charge-offs were $49.5 million, compared to $38.4 million in the prior quarter, and $60.9 million a year ago. The ratio of net charge-offs to average loans and leases was 0.35 percent, compared to 0.28 percent in the prior quarter, and 0.47 percent a year ago.
•The allowance for credit losses on loans and leases represented 1.27 percent of total loans and leases, compared to 1.32 percent at September 30, 2025, and 1.31 percent at December 31, 2024.
•The allowance for credit losses on loans and leases represented 144 percent of non-performing loans and leases, compared to 134 percent at September 30, 2025, and 149 percent at December 31, 2024.
Quarterly non-interest income compared to the fourth quarter of 2024:
•Total non-interest income was $113.4 million, compared to $52.5 million, an increase of $60.9 million. Total non-interest income includes gains on debt redemption of $9.8 million in the fourth quarter of 2025 and losses on sales of investment securities of $56.9 million in the fourth quarter of 2024. Excluding those items, total non-interest income decreased $5.8 million. The decrease is primarily driven by lower direct investment gains and a decrease in the credit valuation adjustment on derivatives, partially offset by increased client hedging activities.

1 As of the first quarter of 2025, Webster changed the methodology used to annualize net interest income in its quarterly and year to date net interest margin calculation. Net interest margin for the prior periods has been recast.

Quarterly non-interest expense compared to the fourth quarter of 2024:
•Total non-interest expense was $383.2 million, compared to $340.4 million, an increase of $42.8 million. Total non-interest expense includes a $20.0 million charitable contribution to the Webster Foundation, $7.0 million in asset disposal and contract termination costs, and $1.1 million in acquisition expenses, partially offset by a $10.3 million benefit related to the FDIC special assessment. Excluding those items, total non-interest expense increased $25.0 million. The increase is primarily driven by increased investments in human capital and technology, performance-based incentives, and marketing expenses.
Quarterly income taxes compared to the fourth quarter of 2024:
•Income tax expense was $65.1 million, compared to $79.3 million, and the effective tax rate was 20.3 percent, compared to 30.9 percent. The higher tax expense and effective tax rate a year ago reflected the recognition of a $29.4 million deferred tax asset valuation adjustment, which impacted the effective tax rate by 11.4 percentage points in that period.
Investment securities:
•Total investment securities, net, were $18.0 billion, compared to $18.0 billion at September 30, 2025, and $17.5 billion at December 31, 2024. The carrying value of the available-for-sale portfolio included $457.5 million of net unrealized losses, compared to $496.8 million at September 30, 2025, and $712.9 million at December 31, 2024. The carrying value of the held-to-maturity portfolio does not reflect $801.1 million of net unrealized losses, compared to $836.7 million at September 30, 2025, and $991.2 million at December 31, 2024.
Loans and leases:
•Total loans and leases were $56.6 billion, compared to $55.1 billion at September 30, 2025, and $52.5 billion at December 31, 2024. Compared to September 30, 2025, commercial loans and leases increased by $982.5 million, commercial real estate loans increased by $423.5 million, residential mortgages increased by $90.4 million, and consumer loans increased by $48.5 million. Compared to December 31, 2024, commercial loans and leases increased by $2.2 billion, commercial real estate loans increased by $943.8 million, residential mortgages increased by $745.9 million, and consumer loans increased by $183.8 million.
•Loan originations for the portfolio were $4.5 billion, compared to $4.1 billion in the prior quarter, and $3.4 billion a year ago.

Asset quality:
•Total non-performing loans and leases were $500.7 million, compared to $543.9 million at September 30, 2025, and $461.3 million at December 31, 2024. The ratio of total non-performing loans and leases to total loans and leases was 0.88 percent, compared to 0.99 percent at September 30, 2025, and 0.88 percent at December 31, 2024.
•Past due loans and leases were $66.5 million, compared to $65.6 million at September 30, 2025, and $113.4 million at December 31, 2024. The increase from prior quarter is primarily driven by an increase in commercial non-mortgage, partially offset by a decrease in commercial real estate. The decrease from a year ago is primarily driven by decreases in commercial real estate and asset-based lending.
Deposits and borrowings:
•Total deposits were $68.8 billion, compared to $68.2 billion at September 30, 2025, and $64.8 billion at December 31, 2024. The ratio of core deposits to total deposits1 was 87.5 percent, compared to 88.9 percent at September 30, 2025, and 87.3 percent at December 31, 2024. The loan to deposit ratio was 82.3 percent, compared to 80.8 percent at September 30, 2025, and 81.1 percent at December 31, 2024.
•Total borrowings were $4.3 billion, compared to $3.9 billion at September 30, 2025, and $3.4 billion at December 31, 2024.
Capital:
•The return on average common stockholders’ equity and the return on average tangible common stockholders’ equity1 were 10.91 percent and 17.10 percent, respectively, compared to 11.23 percent and 17.64 percent, respectively, in the prior quarter, and 7.80 percent and 12.73 percent, respectively, a year ago.
•The tangible equity1 and tangible common equity1 ratios were 7.77 percent and 7.42 percent, respectively, compared to 7.86 percent and 7.50 percent, respectively, at September 30, 2025, and 7.82 percent and 7.45 percent, respectively, at December 31, 2024.
•The common equity tier 12 ratio was 11.22 percent, compared to 11.39 percent at September 30, 2025, and 11.54 percent at December 31, 2024.
•Book value per common share and tangible book value per common share1 were $57.12 and $37.20, respectively, compared to $55.69 and $36.42, respectively, at September 30, 2025, and $51.63 and $32.95, respectively, at December 31, 2024.

1 See “Non-GAAP to GAAP Reconciliations” section beginning on page 19.
2 Presented as preliminary for December 31, 2025, and actual for the remaining periods.

Reportable segments:
Commercial Banking
Webster’s Commercial Banking segment delivers financial solutions both nationally and regionally to a wide range of companies, investors, government entities, and other public and private institutions. Commercial Banking helps its clients achieve their business and financial goals with expertise in Commercial & Institutional Lending, Commercial Real Estate, Capital Markets, Capital Finance, and Treasury Management. Its Private Banking team also pairs holistic wealth solutions, including tailored lending, with commercial banking services. At December 31, 2025, Commercial Banking had $43.8 billion in loans and leases and $17.3 billion in deposits, as well as a combined $2.8 billion in assets under administration (“AUA”) and management (“AUM”).
Commercial Banking Operating Results:

			Percent
	Three months ended December 31,		Favorable/
(In thousands)	2025	2024	(Unfavorable)
Net interest income	$330,576	$330,392	0.1%
Non-interest income	36,262	41,026	(11.6)
Operating revenue	366,838	371,418	(1.2)
Non-interest expense	110,156	106,762	(3.2)
Pre-tax, pre-provision net revenue	$256,682	$264,656	(3.0)%

			Percent
	December 31,		Increase/
(In millions)	2025	2024	(Decrease)
Loans and leases	$43,762	$40,616	7.7%
Deposits	17,278	16,252	6.3
AUA / AUM (off balance sheet)	2,821	2,966	(4.9)
Pre-tax, pre-provision net revenue decreased $8.0 million, to $256.7 million, in the quarter as compared to the prior year. Net interest income increased $0.2 million, to $330.6 million, primarily driven by higher loan and deposit balances, partially offset by lower net spread on loans and leases. Non-interest income decreased $4.8 million, to $36.3 million, primarily driven by lower direct investment gains, partially offset by an increase in client hedging activities and higher syndication fees. Non-interest expense increased $3.4 million, to $110.2 million, primarily driven by increased investments in human capital, operational process improvements, and technology, and higher loan related expenses.

Healthcare Financial Services
Webster’s Healthcare Financial Services segment includes HSA Bank and Ametros. HSA Bank is one the country’s largest providers of employee benefits solutions, including being one of the leading bank administrators of health savings accounts, emergency savings accounts, and flexible spending accounts administration services in 50 states. Ametros, the nation’s largest professional administrator of medical insurance claim settlements, helps individuals manage their ongoing medical care through their CareGuard service and proprietary technology platform. At December 31, 2025, Healthcare Financial Services had $16.9 billion in total footings comprising $10.4 billion in deposits and $6.5 billion in AUA through linked investment accounts.
Healthcare Financial Services Operating Results:

			Percent
	Three months ended December 31,		Favorable/
(In thousands)	2025	2024	(Unfavorable)
Net interest income	$98,860	$95,185	3.9%
Non-interest income	27,032	25,140	7.5
Operating revenue	125,892	120,325	4.6
Non-interest expense	58,912	56,672	(4.0)
Pre-tax, pre-provision net revenue	$66,980	$63,653	5.2%

	December 31,		Percent
(Dollars in millions)	2025	2024	Increase
Number of accounts (thousands)	3,453	3,326	3.8%

Deposits	$10,418	$9,967	4.5
Linked investment accounts (off balance sheet)	6,509	5,322	22.3
Total footings	$16,927	$15,289	10.7
Pre-tax, pre-provision net revenue increased $3.3 million, to $67.0 million, in the quarter as compared to the prior year. Net interest income increased $3.7 million, to $98.9 million, primarily driven by higher deposit balances, partially offset by lower deposit spreads. Non-interest income increased $1.9 million, to $27.0 million, primarily driven by higher interchange and medical fees. Non-interest expense increased $2.3 million, to $58.9 million, primarily driven by higher compensation and benefits costs and marketing expenses.

Consumer Banking
Webster’s Consumer Banking segment delivers customized financial solutions to individuals, families, and small to mid-sized businesses through its experienced relationship managers and wealth advisors across 195 banking centers located throughout the Northeast. Consumer Banking offers a full suite of deposit, lending, treasury management, and wealth management solutions. Consumer Banking also provides a fully digital banking experience through its mobile banking apps and BrioDirect. At December 31, 2025, Consumer Banking had $12.8 billion in loans and $27.7 billion in deposits, as well as $8.0 billion in AUA.
Consumer Banking Operating Results:

			Percent
	Three months ended December 31,		Favorable/
(In thousands)	2025	2024	(Unfavorable)
Net interest income	$210,192	$202,165	4.0%
Non-interest income	24,529	26,969	(9.0)
Operating revenue	234,721	229,134	2.4
Non-interest expense	128,766	119,123	(8.1)
Pre-tax, pre-provision net revenue	$105,955	$110,011	(3.7)%

	December 31,		Percent
(In millions)	2025	2024	Increase
Loans	$12,827	$11,886	7.9%
Deposits	27,664	27,333	1.2
AUA (off balance sheet)	8,009	7,997	0.2
Pre-tax, pre-provision net revenue decreased $4.0 million, to $106.0 million, in the quarter as compared to the prior year. Net interest income increased $8.0 million, to $210.2 million, primarily driven by higher average loan and deposit balances coupled with a higher interest rate spread on loans, partially offset by a lower interest rate spread on deposits. Non-interest income decreased $2.4 million, to $24.5 million, primarily driven by lower deposit service fees and lower investment services income. Non-interest expense increased $9.6 million, to $128.8 million, primarily driven by increased investments in technology, employee-related expenses, and other miscellaneous expenses.

***

Webster Financial Corporation (“Webster”) (NYSE:WBS) is the holding company for Webster Bank, N.A. (“Webster Bank”). Headquartered in Stamford, CT, Webster is a values-driven organization with more than $84 billion in total consolidated assets. Webster Bank is a commercial bank that provides a wide range of financial products and services to businesses, individuals, and families across three differentiated lines of business: Commercial Banking, Healthcare Financial Services, and Consumer Banking. While its core footprint spans the Northeast from the New York metropolitan area to Rhode Island and Massachusetts, certain businesses operate in extended geographies. Webster Bank is a member of the FDIC and an equal housing lender. For more information about Webster, including past press releases and the latest annual report, visit the Webster website at www.websterbank.com.
Conference Call
A conference call covering Webster’s fourth quarter 2025 earnings announcement will be held today, Friday, January 23, 2026, at 9:00 a.m. Eastern Time. To listen to the live call, please dial 888-330-2446, or 1-240-789-2732 for international callers. The passcode is 8607257. The webcast, along with related slides, will be available via Webster’s Investor Relations website at investors.websterbank.com. A replay of the conference call will be available for one week via the website listed above, beginning at approximately 12:00 noon (Eastern Time) on January 23, 2026. To access the replay, dial 800-770-2030, or 1-609-800-9909 for international callers. The replay conference ID number is 8607257.

Media Contact
Alice Ferreira, 203-578-2610
acferreira@websterbank.com

Investor Contact
Emlen Harmon, 212-309-7646
eharmon@websterbank.com

Forward-Looking Statements
This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “could,” “believes,” “anticipates,” “expects,” “intends,” “outlook,” “target,” “continue,” “remain,” “will,” “should,” “may,” “might,” “plans,” “estimates,” “likely,” “future,” and similar references to future periods. However, these words are not the exclusive means of identifying such statements. Examples of forward-looking statements include but are not limited to: projections of revenues, expenses, income or loss, earnings or loss per share, and other financial items; statements of plans, objectives, and expectations of Webster or its management or Board of Directors; statements of future economic performance; and statements of assumptions underlying such statements. Forward-looking statements are based on Webster’s current expectations and assumptions regarding its business, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict, and in many cases, are beyond Webster's control. Webster’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Factors that could cause Webster’s actual results to differ from those discussed in any forward-looking statements include, but are not limited to: Webster’s ability to successfully execute its business plan and strategic initiatives, and manage any risks or uncertainties; continued regulatory changes or other risk mitigation efforts taken by government agencies in response to the risk to safety and soundness in the banking industry; volatility in Webster’s stock price due to investor sentiment and perception of the banking industry; local, regional, national, and international economic conditions or macroeconomic instability (including any economic slowdown or recession, inflation, monetary fluctuation, tariff increases, interest rate changes, credit loss trends, unemployment, changes in housing or securities markets, or other factors) and the impact of the same on Webster or its customers; volatility, disruption, or uncertainty in national and international financial markets, including as a result of geopolitical developments; the impact of unrealized losses in Webster’s financial instruments, particularly in Webster’s available-for-sale securities portfolio; changes in laws and regulations, or existing laws and regulations that Webster becomes subject to, including those concerning banking, taxes, dividends, securities, insurance, cybersecurity, and healthcare administration, with which Webster must comply; adverse conditions in the securities markets that could lead to impairment in the value of Webster’s securities portfolio; possible changes in governmental monetary and fiscal policies, or any leadership changes of those determining such policies, including, but not limited to, Federal Reserve policies in connection with continued inflationary pressures; the effects of any restructurings, staff reductions, or other disruptions in the U.S. federal government or in agencies regulating or otherwise impacting Webster’s business; the direct or indirect impact of any new regulatory, policy, or enforcement developments resulting from the policies or actions of the current U.S. presidential administration, including trade deals, changes in tariffs and other protectionist trade policies, any reciprocal and/or retaliatory tariffs by foreign countries, and any uncertainties related thereto; the timely development and acceptance of any new products and services, and the perceived value of those products and services by customers; changes in deposit flows, consumer spending, borrowings, and savings habits; Webster’s ability to implement new technologies and maintain secure and reliable information and technology systems; the effects, including reputational damage, of any cybersecurity threats, attacks or disruptions, fraudulent activity, or other data breaches or security events, including those involving Webster’s third-party vendors and service providers; issues with the performance of Webster’s counterparties and third-party vendors; Webster’s ability to increase market share and control expenses; changes in the competitive environment among banks, financial holding companies, and other traditional and non-traditional financial service providers; Webster’s ability to maintain adequate sources of funding and liquidity; possible downgrades in Webster’s credit ratings; limitations on Webster’s ability to receive dividends from its subsidiaries; Webster’s ability to attract, develop, motivate, and retain skilled employees; changes in loan demand or real estate values; changes in the mix of loan geographies, sectors, or types and the level of non-performing assets, charge-offs, and delinquencies; changes in Webster’s estimates of current expected credit losses based upon periodic review under relevant regulatory and accounting requirements; the effect of changes in accounting policies and practices applicable to Webster, including impacts of recently adopted accounting guidance; legal and regulatory developments, including any due to judicial decisions, the initiation or resolution of legal proceedings or regulatory or other governmental inquiries, the results of regulatory examinations or reviews, disruptions at regulatory agencies, government funding or other issues; Webster’s ability to navigate differing environmental, social, governmental, and sustainability concerns among federal and state governmental administrations and judicial decisions, Webster’s stakeholders, and other activists that may arise from Webster’s business activities; Webster’s ability to assess and monitor the effect of evolving uses of artificial intelligence on its business and operations; the occurrence of natural disasters, severe weather events, and public health crises, and any governmental or societal responses thereto; the impact of any of the foregoing on the business or credit quality of Webster’s customers; and the other factors that are described in Webster’s Annual Report on Form 10-K for the year ended December 31, 2024, and subsequent filings with the U.S. Securities and Exchange Commission. Any forward-looking statement made by Webster in this release speaks only as of the date on which it is made. Factors or events that could cause Webster’s actual results to differ may emerge from time to time, and it is not possible for Webster to predict all of them. Webster undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this press release contains certain non-GAAP financial measures, including the efficiency ratio, the return on average tangible common stockholders’ equity, the tangible equity ratio, the tangible common equity ratio, tangible book value per common share, and core deposits. A reconciliation of each non-GAAP financial measure to the most comparable GAAP financial measure is included in the accompanying selected financial highlights table.

Webster believes that certain non-GAAP financial measures provide investors with information useful in understanding its financial position, results of operations, the strength of its capital position, and overall business performance. These non-GAAP financial measures are used by Webster for performance measurement purposes, as well as for internal planning and forecasting, and by securities analysts, investors, and other interested parties to assess peer company operating performance. Webster believes that this presentation, together with the accompanying reconciliations, provides investors with a more complete understanding of the factors and trends affecting its business and allows investors to view its performance in a manner similar to management.

The efficiency ratio represents the costs expended to generate a dollar of revenue and is calculated excluding certain non-operational items. The return on average tangible common stockholders’ equity (“ROATCE”) is calculated using net income less preferred stock dividends, adjusted for the tax-effected amortization of intangible assets, as a percentage of average stockholders’ equity less average preferred stock and average goodwill and other intangible assets. The tangible equity ratio represents stockholders’ equity less goodwill and other intangible assets (“tangible stockholders’ equity”) divided by total assets less goodwill and other intangible assets (“tangible assets”). The tangible common equity ratio represents stockholders’ equity less preferred stock and goodwill and other intangible assets (“tangible common stockholders’ equity”) divided by tangible assets. Tangible book value per common share represents tangible common stockholders’ equity divided by the number of common shares outstanding at the end of the reporting period. Core deposits reflect total deposits less certificates of deposit and brokered certificates of deposit. Adjusted pre-tax net income, adjusted net income available to common stockholders, adjusted diluted earnings per share (“EPS”), adjusted ROATCE, and adjusted return on average assets (“ROAA”) are calculated excluding certain non-recurring transactions or events, which have been tax-effected, as applicable.

These non-GAAP financial measures should not be considered a substitute for GAAP-basis financial measures. Because non-GAAP financial measures are not standardized, it may not be possible to compare these with other companies that present financial measures having the same or similar names. Webster strongly encourages investors to review its consolidated financial statements in their entirety and to not rely on any single financial measure.

Refer the tables beginning on page 19 for Non-GAAP to GAAP reconciliations.

WEBSTER FINANCIAL CORPORATION Selected Financial Highlights (unaudited)
	Three Months Ended
(In thousands, except ratio and per share data)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Income and performance ratios:
Net income	$255,820	$261,217	$258,848	$226,917	$177,766
Net income applicable to common stockholders	248,701	254,051	251,695	220,367	171,760
Earnings per common share - Diluted	1.55	1.54	1.52	1.30	1.01
Return on average assets (annualized)	1.23%	1.27%	1.29%	1.15%	0.91%
Return on average tangible common stockholders' equity (annualized) (1)	17.10	17.64	17.96	15.93	12.73
Return on average common stockholders’ equity (annualized)	10.91	11.23	11.31	9.94	7.80
Non-interest income as a percentage of total revenue	15.19	13.77	13.22	13.14	7.94

Asset quality:
Allowance for credit losses on loans and leases	$719,411	$727,897	$722,046	$713,321	$689,566
Non-performing assets	502,156	545,327	537,050	564,708	461,751
Allowance for credit losses on loans and leases / total loans and leases	1.27%	1.32%	1.35%	1.34%	1.31%
Net charge-offs / average loans and leases (annualized)	0.35	0.28	0.27	0.42	0.47
Non-performing loans and leases / total loans and leases	0.88	0.99	1.00	1.06	0.88
Non-performing assets / total loans and leases plus other real estate owned and repossessed assets	0.89	0.99	1.00	1.06	0.88
Allowance for credit losses on loans and leases / non-performing loans and leases	143.69	133.82	135.08	126.39	149.47

Other ratios:
Tangible equity (1)	7.77%	7.86%	7.82%	7.80%	7.82%
Tangible common equity (1)	7.42	7.50	7.46	7.43	7.45
Tier 1 Risk-Based Capital (2)	11.71	11.89	11.86	11.76	12.06
Total Risk-Based Capital (2)	13.69	14.68	14.05	13.96	14.24
Common equity tier 1 Risk-Based Capital (2)	11.22	11.39	11.35	11.25	11.54
Stockholders’ equity / total assets	11.29	11.37	11.40	11.47	11.56
Net interest margin (3)	3.35	3.40	3.44	3.48	3.44
Efficiency ratio (1)	46.95	45.79	45.40	45.79	44.80

Equity and share related:
Common stockholders’ equity	$9,208,257	$9,178,698	$9,053,638	$8,920,175	$8,849,235
Book value per common share	57.12	55.69	54.19	52.91	51.63
Tangible book value per common share (1)	37.20	36.42	35.13	33.97	32.95
Common stock closing price	62.94	59.44	54.60	51.55	55.22
Dividends declared per common share	0.40	0.40	0.40	0.40	0.40
Common shares outstanding	161,216	164,817	167,083	168,594	171,391
Weighted-average common shares outstanding - Basic	160,261	164,138	165,884	169,182	169,589
Weighted-average common shares - Diluted	160,597	164,456	166,131	169,544	170,005
(1)See “Non-GAAP to GAAP Reconciliations” section beginning on page 19.
(2)Presented as preliminary for December 31, 2025, and actual for the remaining periods.
(3)As of the first quarter of 2025, Webster changed the methodology used to annualize net interest income in its quarterly and year to date net interest margin calculation. Net interest margin for the prior periods has been recast.

WEBSTER FINANCIAL CORPORATION Consolidated Balance Sheets (unaudited)
(In thousands)	December 31, 2025	September 30, 2025	December 31, 2024
Assets:
Cash and due from banks	$370,748	$498,801	$388,060
Interest-bearing deposits	2,078,777	2,563,680	1,686,374
Investment securities:
Available-for-sale	10,009,500	9,932,344	9,006,600
Held-to-maturity, net	7,969,575	8,077,505	8,444,191
Total investment securities, net	17,979,075	18,009,849	17,450,791
Loans held for sale	14,886	75,386	27,634
Loans and leases:
Commercial	22,895,350	21,912,809	20,676,965
Commercial real estate	22,334,846	21,911,298	21,391,036
Residential mortgages	9,599,577	9,509,142	8,853,669
Consumer	1,767,337	1,718,832	1,583,498
Total loans and leases	56,597,110	55,052,081	52,505,168
Allowance for credit losses on loans and leases	(719,411)	(727,897)	(689,566)
Total loans and leases, net	55,877,699	54,324,184	51,815,602
Federal Home Loan Bank and Federal Reserve Bank stock	356,411	340,231	321,343
Deferred tax assets, net	195,740	220,972	316,856
Premises and equipment, net	432,035	427,215	406,963
Goodwill and other intangible assets, net	3,210,756	3,175,747	3,202,369
Cash surrender value of life insurance policies	1,271,457	1,266,491	1,251,622
Accrued interest receivable and other assets	2,286,079	2,290,096	2,157,459
Total assets	$84,073,663	$83,192,652	$79,025,073

Liabilities and Stockholders’ Equity:
Deposits:
Demand	$10,082,854	$10,491,975	$10,316,501
Interest-bearing checking	10,760,496	10,723,584	9,834,790
Health savings accounts	9,184,452	9,135,425	8,951,031
Money market	23,196,747	23,188,134	20,433,250
Savings	6,964,946	7,060,713	6,982,554
Certificates of deposit	6,078,549	6,202,906	6,041,329
Brokered certificates of deposit	2,491,769	1,372,907	2,193,625
Total deposits	68,759,813	68,175,644	64,753,080
Securities sold under agreements to repurchase and federal funds purchased	596,738	101,717	344,168
Federal Home Loan Bank advances	2,980,718	2,560,817	2,110,108
Long-term debt	739,454	1,249,612	909,185
Accrued expenses and other liabilities	1,504,704	1,642,185	1,775,318
Total liabilities	74,581,427	73,729,975	69,891,859
Preferred stock	283,979	283,979	283,979
Common stockholders’ equity	9,208,257	9,178,698	8,849,235
Total stockholders’ equity	9,492,236	9,462,677	9,133,214
Total liabilities and stockholders’ equity	$84,073,663	$83,192,652	$79,025,073

WEBSTER FINANCIAL CORPORATION Consolidated Statements of Income (unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
(In thousands, except per share data)	2025	2024	2025	2024
Interest income:
Interest and fees on loans and leases	$793,570	$783,140	$3,118,558	$3,182,466
Interest on investment securities	200,024	189,801	793,580	674,935
Loans held for sale	205	2,836	4,215	13,911
Other interest and dividends	25,333	19,310	105,155	55,974
Total interest income	1,019,132	995,087	4,021,508	3,927,286
Interest expense:
Deposits	344,078	358,895	1,365,703	1,427,204
Borrowings	42,201	27,724	157,911	161,695
Total interest expense	386,279	386,619	1,523,614	1,588,899
Net interest income	632,853	608,468	2,497,894	2,338,387
Provision for credit losses	42,000	63,500	210,000	222,000
Net interest income after provision for credit losses	590,853	544,968	2,287,894	2,116,387
Non-interest income:
Deposit service fees	38,486	38,665	157,891	161,144
Loan and lease related fees	19,010	18,770	70,692	76,384
Wealth and investment services	7,775	8,387	30,983	33,234
Cash surrender value of life insurance policies	8,520	7,387	33,219	27,712
Gain (loss) on sale of investment securities, net	—	(56,886)	220	(136,224)
Other income	39,559	36,184	108,514	89,649
Total non-interest income	113,350	52,507	401,519	251,899
Non-interest expense:
Compensation and benefits	214,137	192,668	821,748	762,794
Occupancy	19,359	18,740	77,416	72,161
Technology and equipment	49,443	47,182	190,614	195,017
Intangible assets amortization	9,008	9,681	36,304	36,082
Marketing	6,827	6,139	20,978	18,751
Professional and outside services	21,767	15,205	75,202	58,253
Deposit insurance	3,979	16,069	51,006	68,912
Other expenses	58,717	34,693	155,996	139,309
Total non-interest expense	383,237	340,377	1,429,264	1,351,279
Income before income taxes	320,966	257,098	1,260,149	1,017,007
Income tax expense	65,146	79,332	257,347	248,300
Net income	255,820	177,766	1,002,802	768,707
Preferred stock dividends	(4,163)	(4,163)	(16,650)	(16,650)
Income allocated to participating securities	(2,956)	(1,843)	(11,291)	(7,981)
Net income applicable to common stockholders	$248,701	$171,760	$974,861	$744,076

Weighted-average common shares outstanding - Basic	160,261	169,589	164,842	169,820
Weighted-average common shares - Diluted	160,597	170,005	165,206	170,192

Earnings per common share:
Basic	$1.55	$1.01	$5.91	$4.38
Diluted	1.55	1.01	5.90	4.37

WEBSTER FINANCIAL CORPORATION Five Quarter Consolidated Statements of Income (unaudited)
	Three Months Ended
(In thousands, except per share data)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Interest income:
Interest and fees on loans and leases	$793,570	$794,668	$775,203	$755,117	$783,140
Interest on investment securities	200,024	201,321	197,766	194,469	189,801
Loans held for sale	205	3,988	7	15	2,836
Other interest and dividends	25,333	28,325	27,611	23,886	19,310
Total interest income	1,019,132	1,028,302	1,000,587	973,487	995,087
Interest expense:
Deposits	344,078	355,504	339,738	326,383	358,895
Borrowings	42,201	41,131	39,667	34,912	27,724
Total interest expense	386,279	396,635	379,405	361,295	386,619
Net interest income	632,853	631,667	621,182	612,192	608,468
Provision for credit losses	42,000	44,000	46,500	77,500	63,500
Net interest income after provision for credit losses	590,853	587,667	574,682	534,692	544,968
Non-interest income:
Deposit service fees	38,486	39,576	40,934	38,895	38,665
Loan and lease related fees	19,010	16,404	17,657	17,621	18,770
Wealth and investment services	7,775	7,640	7,779	7,789	8,387
Cash surrender value of life insurance policies	8,520	7,535	9,172	7,992	7,387
Gain (loss) on sale of investment securities, net	—	—	—	220	(56,886)
Other income	39,559	29,751	19,115	20,089	36,184
Total non-interest income	113,350	100,906	94,657	92,606	52,507
Non-interest expense:
Compensation and benefits	214,137	209,036	199,930	198,645	192,668
Occupancy	19,359	19,003	19,337	19,717	18,740
Technology and equipment	49,443	47,520	45,932	47,719	47,182
Intangible assets amortization	9,008	8,966	9,093	9,237	9,681
Marketing	6,827	4,953	5,171	4,027	6,139
Professional and outside services	21,767	17,815	18,394	17,226	15,205
Deposit insurance	3,979	15,621	15,061	16,345	16,069
Other expenses	58,717	33,755	32,796	30,728	34,693
Total non-interest expense	383,237	356,669	345,714	343,644	340,377
Income before income taxes	320,966	331,904	323,625	283,654	257,098
Income tax expense	65,146	70,687	64,777	56,737	79,332
Net income	255,820	261,217	258,848	226,917	177,766
Preferred stock dividends	(4,163)	(4,162)	(4,162)	(4,163)	(4,163)
Income allocated to participating securities	(2,956)	(3,004)	(2,991)	(2,387)	(1,843)
Net income applicable to common stockholders	$248,701	$254,051	$251,695	$220,367	$171,760

Weighted-average common shares outstanding - Basic	160,261	164,138	165,884	169,182	169,589
Weighted-average common shares - Diluted	160,597	164,456	166,131	169,544	170,005

Earnings per common share:
Basic	$1.55	$1.55	$1.52	$1.30	$1.01
Diluted	1.55	1.54	1.52	1.30	1.01

WEBSTER FINANCIAL CORPORATION Consolidated Average Balances, Interest, Average Yields/Rates, and Net Interest Margin on a Fully Tax-equivalent Basis (unaudited)
	Three Months Ended December 31,
		2025			2024
(Dollars in thousands)	Average Balance	Interest Income/Expense	Average Yield/Rate	Average Balance	Interest Income/Expense	Average Yield/Rate
Assets:
Interest-earning assets:
Loans and leases	$55,923,138	$806,142	5.66%	$52,255,431	$794,271	5.97%
Investment securities	18,316,926	202,355	4.42	17,982,632	192,334	4.28
Federal Home Loan and Federal Reserve Bank stock	346,398	4,359	4.99	301,218	4,732	6.25
Interest-bearing deposits	2,086,698	20,974	3.93	1,201,613	14,578	4.75
Loans held for sale	35,745	205	2.30	122,449	2,836	9.27
Total interest-earning assets	76,708,905	$1,034,035	5.31%	71,863,343	$1,008,751	5.53%
Non-interest-earning assets	6,692,079			6,493,521
Total assets	$83,400,984			$78,356,864
Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Demand	$10,371,570	$—	—%	$10,568,678	$—	—%
Interest-bearing checking	10,636,665	46,888	1.75	9,791,961	46,235	1.88
Health savings accounts	9,141,434	3,931	0.17	8,919,071	3,485	0.16
Money market	23,344,511	194,376	3.30	20,691,482	195,767	3.76
Savings	7,071,695	28,186	1.58	6,981,131	29,008	1.65
Certificates of deposit	6,148,569	52,791	3.41	6,000,296	61,094	4.05
Brokered certificates of deposit	1,753,694	17,906	4.05	1,862,771	23,306	4.98
Total deposits	68,468,138	344,078	1.99	64,815,390	358,895	2.20
Securities sold under agreements to repurchase	175,013	773	1.73	191,265	853	1.74
Federal Home Loan Bank advances	2,661,187	28,149	4.14	1,535,140	19,063	4.86
Long-term debt	1,071,576	13,279	4.96	886,648	7,808	3.52
Total borrowings	3,907,776	42,201	4.26	2,613,053	27,724	4.18
Total deposits and interest-bearing liabilities	72,375,914	$386,279	2.12%	67,428,443	$386,619	2.28%
Non-interest-bearing liabilities	1,512,037			1,742,339
Total liabilities	73,887,951			69,170,782
Preferred stock	283,979			283,979
Common stockholders’ equity	9,229,054			8,902,103
Total stockholders’ equity	9,513,033			9,186,082
Total liabilities and stockholders’ equity	$83,400,984			$78,356,864
Tax-equivalent net interest income		647,756			622,132
Less: Tax-equivalent adjustments		(14,903)			(13,664)
Net interest income		$632,853			$608,468
Net interest margin (1)			3.35%			3.44%
(1)As of the first quarter of 2025, Webster changed the methodology used to annualize net interest income in its quarterly and year to date net interest margin calculation. Net interest margin for the prior periods has been recast. There were no changes to the related yields/rates or net interest income that had been previously disclosed.

WEBSTER FINANCIAL CORPORATION Consolidated Average Balances, Interest, Average Yields/Rates, and Net Interest Margin on a Fully Tax-equivalent Basis (unaudited)
	Twelve Months Ended December 31,
		2025			2024
(Dollars in thousands)	Average Balance	Interest Income/Expense	Average Yield/Rate	Average Balance	Interest Income/Expense	Average Yield/Rate
Assets:
Interest-earning assets:
Loans and leases	$54,045,716	$3,166,033	5.86%	$51,597,443	$3,224,653	6.25%
Investment securities	18,257,943	802,747	4.40	17,356,753	690,265	3.98
Federal Home Loan and Federal Reserve Bank stock	340,547	17,285	5.08	330,418	18,633	5.64
Interest-bearing deposits	2,031,837	87,870	4.32	723,688	37,341	5.16
Loans held for sale	79,128	4,215	5.33	143,812	13,911	9.67
Total interest-earning assets	74,755,171	$4,078,150	5.46%	70,152,114	$3,984,803	5.68%
Non-interest-earning assets	6,553,102			6,461,020
Total assets	$81,308,273			$76,613,134
Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Demand	$10,227,051	$—	—%	$10,387,807	$—	—%
Interest-bearing checking	10,158,941	177,482	1.75	9,555,367	180,326	1.89
Health savings accounts	9,177,995	15,012	0.16	8,650,485	13,139	0.15
Money market	22,161,593	769,422	3.47	19,354,659	784,527	4.05
Savings	7,217,900	118,766	1.65	6,879,935	106,096	1.54
Certificates of deposit	6,094,856	213,459	3.50	5,896,230	253,743	4.30
Brokered certificates of deposit	1,653,423	71,562	4.33	1,701,382	89,373	5.25
Total deposits	66,691,759	1,365,703	2.05	62,425,865	1,427,204	2.29
Securities sold under agreements to repurchase	167,269	3,298	1.97	142,025	1,098	0.77
Federal funds purchased	—	—	—	54,303	3,015	5.55
Federal Home Loan Bank advances	2,508,404	111,183	4.43	2,296,048	125,329	5.46
Long-term debt	951,555	43,430	4.56	903,603	32,253	3.57
Total borrowings	3,627,228	157,911	4.35	3,395,979	161,695	4.76
Total deposits and interest-bearing liabilities	70,318,987	$1,523,614	2.17%	65,821,844	$1,588,899	2.41%
Non-interest-bearing liabilities	1,615,374			1,871,615
Total liabilities	71,934,361			67,693,459
Preferred stock	283,979			283,979
Common stockholders’ equity	9,089,933			8,635,696
Total stockholders’ equity	9,373,912			8,919,675
Total liabilities and stockholders’ equity	$81,308,273			$76,613,134
Tax-equivalent net interest income		2,554,536			2,395,904
Less: Tax-equivalent adjustments		(56,642)			(57,517)
Net interest income		$2,497,894			$2,338,387
Net interest margin (1)			3.42%			3.42%
(1)As of the first quarter of 2025, Webster changed the methodology used to annualize net interest income in its quarterly and year to date net interest margin calculation. Net interest margin for the prior periods has been recast. There were no changes to the related yields/rates or net interest income that had been previously disclosed.

WEBSTER FINANCIAL CORPORATION Five Quarter Loans and Leases (unaudited)
(In thousands)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Loans and leases (actual):
Commercial non-mortgage	$21,664,119	$20,654,331	$19,943,097	$19,495,784	$19,272,958
Asset-based lending	1,231,231	1,258,478	1,350,006	1,385,042	1,404,007
Commercial real estate	22,334,846	21,911,298	21,358,775	21,383,144	21,391,036
Residential mortgages	9,599,577	9,509,142	9,332,413	9,123,000	8,853,669
Consumer	1,767,337	1,718,832	1,687,668	1,669,253	1,583,498
Total loans and leases	56,597,110	55,052,081	53,671,959	53,056,223	52,505,168
Allowance for credit losses on loans and leases	(719,411)	(727,897)	(722,046)	(713,321)	(689,566)
Total loans and leases, net	$55,877,699	$54,324,184	$52,949,913	$52,342,902	$51,815,602

Loans and leases (average):
Commercial non-mortgage	$21,244,671	$20,451,639	$19,703,434	$19,167,596	$18,919,934
Asset-based lending	1,259,776	1,289,208	1,360,288	1,409,177	1,449,743
Commercial real estate	22,082,606	21,508,546	21,302,161	21,338,147	21,572,682
Residential mortgages	9,584,853	9,416,499	9,228,988	8,985,033	8,740,658
Consumer	1,751,232	1,707,068	1,683,026	1,668,453	1,572,414
Total loans and leases	$55,923,138	$54,372,960	$53,277,897	$52,568,406	$52,255,431

WEBSTER FINANCIAL CORPORATION Five Quarter Non-performing Assets and Past Due Loans and Leases (unaudited)
(In thousands)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Non-performing loans and leases:
Commercial non-mortgage	$174,073	$223,398	$231,458	$279,831	$268,354
Asset-based lending	66,911	58,797	44,405	42,207	20,815
Commercial real estate	224,623	227,118	224,554	207,402	138,642
Residential mortgages	17,889	16,843	15,748	15,715	12,500
Consumer	17,188	17,772	18,357	19,243	21,015
Total non-performing loans and leases	$500,684	$543,928	$534,522	$564,398	$461,326

Other real estate owned and repossessed assets:
Commercial non-mortgage	$1,082	$1,399	$2,528	$310	$425
Consumer	390	—	—	—	—
Total other real estate owned and repossessed assets	$1,472	$1,399	$2,528	$310	$425
Total non-performing assets	$502,156	$545,327	$537,050	$564,708	$461,751

Past due 30-89 days:
Commercial non-mortgage	$16,428	$10,934	$16,338	$27,304	$16,619
Asset-based lending	—	—	—	—	21,997
Commercial real estate	24,962	27,812	16,241	33,030	51,556
Residential mortgages	15,194	17,000	12,664	16,406	14,113
Consumer	9,902	8,730	9,516	9,906	9,122
Total past due 30-89 days	$66,486	$64,476	$54,759	$86,646	$113,407
Past due 90 days or more and accruing	—	1,152	—	507	—
Total past due loans and leases	$66,486	$65,628	$54,759	$87,153	$113,407

Five Quarter Changes in the Allowance for Credit Losses on Loans and Leases (unaudited)
	Three Months Ended
(In thousands)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
ACL on loans and leases, beginning balance	$727,897	$722,046	$713,321	$689,566	$687,798
Provision	41,005	44,205	45,126	78,712	62,639
Charge-offs:
Commercial portfolio	48,492	37,914	39,792	55,566	63,281
Consumer portfolio	2,994	2,034	1,446	1,052	1,265
Total charge-offs	51,486	39,948	41,238	56,618	64,546
Recoveries:
Commercial portfolio	556	765	3,250	942	2,779
Consumer portfolio	1,439	829	1,587	719	896
Total recoveries	1,995	1,594	4,837	1,661	3,675
Total net charge-offs	49,491	38,354	36,401	54,957	60,871
ACL on loans and leases, ending balance	$719,411	$727,897	$722,046	$713,321	$689,566

ACL on unfunded loan commitments	$24,117	$23,117	$22,824	$21,443	$22,593

WEBSTER FINANCIAL CORPORATION Non-GAAP to GAAP Reconciliations
	Three Months Ended
(In thousands, except ratio and per share data)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Efficiency ratio:
Non-interest expense	$383,237	$356,669	$345,714	$343,644	$340,377
Less: Foreclosed property activity	(577)	1,535	541	517	(32)
Intangible assets amortization	9,008	8,966	9,093	9,237	9,681
Operating lease depreciation	—	3	9	16	121
Charitable contribution to the Webster Foundation	20,000	—	—	—	—
Asset disposal and contract termination costs	6,966	—	—	—	—
Acquisition expenses	1,129	—	—	—	—
FDIC special assessment	(10,318)	—	—	—	—
Adjusted non-interest expense	$357,029	$346,165	$336,071	$333,874	$330,607
Net interest income	$632,853	$631,667	$621,182	$612,192	$608,468
Add: Tax-equivalent adjustment	14,903	14,258	13,870	13,611	13,664
Non-interest income	113,350	100,906	94,657	92,606	52,507
Other income (1)	9,142	9,234	10,528	11,032	6,564
Less: Operating lease depreciation	—	3	9	16	121
Gain (loss) on sale of investment securities, net	—	—	—	220	(56,886)
Gains on debt redemption	9,767	—	—	—	—
Adjusted income	$760,481	$756,062	$740,228	$729,205	$737,968
Efficiency ratio	46.95%	45.79%	45.40%	45.79%	44.80%

Return on average tangible common stockholders’ equity:
Net income	$255,820	$261,217	$258,848	$226,917	$177,766
Less: Preferred stock dividends	4,163	4,162	4,162	4,163	4,163
Add: Intangible assets amortization, tax-effected	6,565	6,534	6,627	6,732	7,648
Adjusted net income	$258,222	$263,589	$261,313	$229,486	$181,251
Adjusted net income, annualized basis	$1,032,888	$1,054,356	$1,045,252	$917,944	$725,004
Average stockholders’ equity	$9,513,033	$9,440,148	$9,294,023	$9,245,030	$9,186,082
Less: Average preferred stock	283,979	283,979	283,979	283,979	283,979
Average goodwill and other intangible assets, net	3,190,386	3,180,111	3,188,946	3,198,123	3,207,554
Average tangible common stockholders’ equity	$6,038,668	$5,976,058	$5,821,098	$5,762,928	$5,694,549
Return on average tangible common stockholders’ equity	17.10%	17.64%	17.96%	15.93%	12.73%
(1)Other income reflects a tax-equivalent adjustment on income generated from low-income housing tax credit investments.

WEBSTER FINANCIAL CORPORATION Non-GAAP to GAAP Reconciliations
(In thousands, except ratio and per share data)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Tangible equity ratio:
Stockholders’ equity	$9,492,236	$9,462,677	$9,337,617	$9,204,154	$9,133,214
Less: Goodwill and other intangible assets, net	3,210,756	3,175,747	3,184,039	3,193,132	3,202,369
Tangible stockholders’ equity	$6,281,480	$6,286,930	$6,153,578	$6,011,022	$5,930,845
Total assets	$84,073,663	$83,192,652	$81,914,270	$80,279,750	$79,025,073
Less: Goodwill and other intangible assets, net	3,210,756	3,175,747	3,184,039	3,193,132	3,202,369
Tangible assets	$80,862,907	$80,016,905	$78,730,231	$77,086,618	$75,822,704
Tangible equity ratio	7.77%	7.86%	7.82%	7.80%	7.82%

Tangible common equity ratio:
Tangible stockholders’ equity	$6,281,480	$6,286,930	$6,153,578	$6,011,022	$5,930,845
Less: Preferred stock	283,979	283,979	283,979	283,979	283,979
Tangible common stockholders’ equity	$5,997,501	$6,002,951	$5,869,599	$5,727,043	$5,646,866
Tangible assets	$80,862,907	$80,016,905	$78,730,231	$77,086,618	$75,822,704
Tangible common equity ratio	7.42%	7.50%	7.46%	7.43%	7.45%

Tangible book value per common share:
Tangible common stockholders’ equity	$5,997,501	$6,002,951	$5,869,599	$5,727,043	$5,646,866
Common shares outstanding	161,216	164,817	167,083	168,594	171,391
Tangible book value per common share	$37.20	$36.42	$35.13	$33.97	$32.95

Core deposits:
Total deposits	$68,759,813	$68,175,644	$66,314,425	$65,575,229	$64,753,080
Less: Certificates of deposit	6,078,549	6,202,906	6,069,447	6,036,144	6,041,329
Brokered certificates of deposit	2,491,769	1,372,907	1,850,438	1,486,248	2,193,625
Core deposits	$60,189,495	$60,599,831	$58,394,540	$58,052,837	$56,518,126

	Three Months Ended December 31, 2025	Twelve Months Ended December 31, 2025
Adjusted ROAA:
Net income	$255,820	$1,002,802
Add: Gains on debt redemption, tax-effected	(7,176)	(7,176)
Charitable contribution to the Webster Foundation, tax-effected	14,576	14,576
Asset disposal and contact termination costs, tax-effected	5,082	5,082
Acquisition expenses, tax-effected	1,055	1,055
FDIC special assessment, tax-effected	(7,519)	(7,519)
Adjusted net income	$261,838	$1,008,820
Adjusted net income, annualized basis	$1,047,352	$1,008,820
Average assets	$83,400,984	$81,308,273
Adjusted return on average assets	1.26%	1.24%

Adjusted ROATCE:
Net income	$255,820	$1,002,802
Less: Preferred stock dividends	4,163	16,650
Add: Intangible assets amortization, tax-effected	6,565	26,457
Gains on debt redemption, tax-effected	(7,176)	(7,176)
Charitable contribution to the Webster Foundation, tax-effected	14,576	14,576
Asset disposal and contact termination costs, tax-effected	5,082	5,082
Acquisition expenses, tax-effected	1,055	1,055
FDIC special assessment, tax-effected	(7,519)	(7,519)
Adjusted net income	$264,240	$1,018,627
Adjusted net income, annualized basis	$1,056,960	$1,018,627
Average stockholders’ equity	$9,513,033	$9,373,912
Less: Average preferred stock	283,979	283,979
Average goodwill and other intangible assets, net	3,190,386	3,189,345
Average tangible common stockholders’ equity	$6,038,668	$5,900,588
Adjusted return on average tangible common stockholders’ equity	17.50%	17.26%

Adjusted ROACE:
Average stockholders’ equity	$9,513,033	$9,373,912
Less: Average preferred stock	283,979	283,979
Average common stockholders’ equity	$9,229,054	$9,089,933
Net income	255,820	1,002,802
Less: Preferred stock dividends	4,163	16,650
Add: Gains on debt redemption, tax-effected	(7,176)	(7,176)
Charitable contribution to the Webster Foundation, tax-effected	14,576	14,576
Asset disposal and contact termination costs, tax-effected	5,082	5,082
Acquisition expenses, tax-effected	1,055	1,055
FDIC special assessment, tax-effected	(7,519)	(7,519)
Adjusted income	$257,675	$992,170
Adjusted income, annualized basis	$1,030,700	$992,170
Adjusted return on average common stockholders’ equity	11.17%	10.92%

GAAP to adjusted reconciliation:	Three Months Ended December 31, 2025
(In millions, except per share data)	Pre-Tax Income	Income Applicable to Common Stockholders	Diluted EPS
Reported (GAAP)	$321.0	$248.7	$1.55
Gains on debt redemption	(9.8)	(7.2)	(0.04)
Charitable contribution to the Webster Foundation	20.0	14.6	0.09
Asset disposal and contact termination costs	7.0	5.1	0.03
Acquisition expenses	1.1	1.1	0.01
FDIC special assessment	(10.3)	(7.5)	(0.05)
Adjusted (non-GAAP)	$329.0	$254.7	$1.59

	Twelve Months Ended December 31, 2025
	Pre-Tax Income	Income Applicable to Common Stockholders	Diluted EPS
Reported (GAAP)	$1,260.1	$974.9	$5.90
Gains on debt redemption	(9.8)	(7.2)	(0.04)
Charitable contribution to the Webster Foundation	20.0	14.6	0.09
Asset disposal and contract termination costs	7.0	5.1	0.03
Acquisition expenses	1.1	1.1	0.01
FDIC special assessment	(10.3)	(7.5)	(0.05)
Adjusted (non-GAAP)	$1,268.2	$980.9	$5.94

GAAP to adjusted reconciliation:	Three Months Ended December 31, 2024
(In millions, except per share data)	Pre-Tax Income	Income Applicable to Common Stockholders	Diluted EPS
Reported (GAAP)	$257.1	$171.8	$1.01
Loss on sale of investment securities	56.9	41.8	0.25
Deferred tax asset valuation adjustment	N/A	29.4	0.17
Adjusted (non-GAAP)	$314.0	$243.0	$1.43

	Twelve Months Ended December 31, 2024
	Pre-Tax Income	Income Applicable to Common Stockholders	Diluted EPS
Reported (GAAP)	$1,017.0	$744.1	$4.37
Loss on sale of investment securities, net	136.2	102.1	0.60
Exit of non-core operations	16.0	11.6	0.07
Strategic restructuring costs and other	22.2	16.2	0.10
FDIC special assessment	10.3	7.8	0.04
Ametros acquisition expenses	3.1	2.4	0.01
Net (gain) on sale of mortgage servicing rights	(11.7)	(8.8)	(0.05)
Discrete tax adjustment	N/A	10.9	0.07
Deferred tax asset valuation adjustment	N/A	29.4	0.17
Adjusted (non-GAAP)	$1,193.1	$915.7	$5.38
Note: Totals may not sum due to rounding.